UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 13, 2020)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01	RHP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

In response to the ongoing COVID-19 pandemic, the management team of Ryman Hospitality Properties, Inc. (the “Company”) has agreed to voluntarily reduce their 2020 base salaries (collectively, the “Compensation Waivers”), as described below. The Human Resources Committee of the Board of Directors of the Company approved the Compensation Waivers, and the approval was ratified by the Board of Directors of the Company (the “Board”), on May 13, 2020.

Our Chairman and Chief Executive Officer, Colin Reed, agreed to reduce his 2020 base salary by 50%. Mark Fioravanti, President of the Company, and the Executive Vice Presidents of the Company (including Patrick Chaffin, Bennett Westbrook and Scott Lynn), have each agreed to reduce their 2020 base salaries by 25%. Further, all Senior Vice Presidents of the Company have agreed to reduce their 2020 base salaries by 15%, all Vice Presidents of the Company have agreed to reduce their 2020 base salaries by 10%, and all director-level employees of the Company have agreed to reduce their 2020 base salaries by 5%. The Compensation Waivers will remain in effect through December 28, 2020 (the last pay date for fiscal year 2020), subject in each case to extension of the applicable period by mutual agreement.

In connection with the Compensation Waivers, Messrs. Reed, Fioravanti and Westbrook have each entered into letter agreements with the Company reflecting the Compensation Waiver and have agreed that the Compensation Waiver does not constitute “Good Reason” (as defined in each such executive officer’s employment agreement with the Company). The summary description of the letter agreements between the Company and each of Messrs. Reed, Fioravanti and Westbrook is qualified in its entirety by reference to the Form of Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2020, the Company held its annual meeting of stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, there were 54,969,934 shares of the Company’s common stock outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. Holders of 49,961,816 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

MANAGEMENT PROPOSALS:

1. Election to the Company’s Board of the following eight director nominees:

	For	Against	Abstain	Broker Non-Votes
Rachna Bhasin	46,092,396	56,213	91,409	3,721,798
Alvin Bowles Jr.	46,116,672	32,820	90,526	3,721,798
Fazal Merchant	45,553,078	595,428	91,512	3,721,798
Patrick Moore	45,391,229	757,388	91,401	3,721,798
Christine Pantoya	45,551,953	598,199	89,866	3,721,798
Robert Prather, Jr.	45,817,653	331,586	90,779	3,721,798
Colin Reed	44,781,112	1,370,108	88,798	3,721,798
Michael Roth	25,698,082	20,451,325	90,611	3,721,798

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2020 proxy statement (i.e., “say-on-pay”):

For	Against	Abstentions	Broker Non-Votes
44,112,465	2,078,677	48,876	3,721,798

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year:

For	Against	Abstentions
49,592,481	347,600	21,735

Item 8.01.	OTHER EVENTS.

On May 15, 2020, the Company announced that the independent directors of the Board have agreed to voluntarily forego 25% of their annual cash retainer which would otherwise be payable for the period from June 1, 2020 to December 31, 2020. This reduction may be extended in the Board’s discretion. In addition, with respect to the annual equity award granted to independent directors of the Board on May 13, 2020, the Company announced that the independent directors of the Board had voluntarily agreed to forego approximately 33% of such annual equity award.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

10.1	Form of Letter Agreement, dated May 13, 2020 (entered into by the Company with each of Colin Reed, Mark Fioravanti and Bennett Westbrook).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: May 15, 2020	By:	/s/ Scott J. Lynn
	Name:	Scott J. Lynn
	Title:	Executive Vice President, General Counsel and Secretary